Exhibit 99.1

Nephros, Inc. 380 Lackawanna Place South Orange, NJ 07079 T: 201. 343. 5202 F: 201. 343. 5207 www.nephros.com

PRESS RELEASE

Nephros Announces Preliminary Financial Results for Third Quarter 2018

Anticipates 102% Year-over-Year Product Revenue Growth;

Reiterates $6 Million 2018 Revenue Target

SOUTH ORANGE, NJ, October 1, 2018 – Nephros, Inc. (OTCQB: NEPH), a commercial stage medical device company that develops and sells high performance liquid purification ultrafilters, today announced preliminary financial results for the third quarter of 2018.

Nephros expects product revenue for the quarter to be approximately $1.7 million, which represents a 102% increase over the same period in 2017.

“There has been a dramatic increase in the awareness of water safety over the last few years,” said Daron Evans, President and Chief Executive Officer. “Our focus on consultation and rapid responsiveness enables our customers to achieve measurable performance improvement from our products. Our continued revenue growth is a result of our expanded product line based on customer feedback as well as a multi-year campaign of education and customer support.”

“In our upcoming 10-Q filing, we intend to report results from our water filtration business both separately and consolidated with our Specialty Renal Products (SRP) subsidiary,” said Andy Astor, Chief Financial Officer. “This will provide our shareholders with greater transparency for each respective business unit, including the company’s progress towards profitability in the water filtration business.”

Nephros ended the quarter with approximately $5.2 million in cash on a consolidated basis.

About Nephros, Inc.

Nephros is a commercial stage medical device company that develops and sells high performance liquid purification filters, known as ultrafilters. Nephros ultrafilters are primarily used in hospitals and medical clinics for added protection in retaining bacteria (e.g., Legionella, Pseudomonas), viruses, and endotoxins from water. They provide barriers that assist in improving infection control in showers, sinks, and ice machines. Additionally, Nephros ultrafilters are used by dialysis centers for assisting in the added removal of biological contaminants from the water and bicarbonate concentrate supplied to hemodialysis machines and the patients.

For more information about Nephros, please visit the company’s website at www.nephros.com.

About Specialty Renal Products, Inc.

Specialty Renal Products, a subsidiary of Nephros, is focused on the development of medical device products for patients with renal disease, including a hemodiafiltration system for the treatment of patients with ESRD.

Forward-Looking Statements

This release contains forward-looking statements that are subject to various risks and uncertainties. Such statements include statements regarding the Company’s expected financial results for the quarter ending September 30, 2018, its expected revenue for the fiscal year ending December 31, 2018, its ongoing investment in, and the continued development and anticipated commercialization of, a second generation HDF system, including its goals for commercialization and other statements that are not historical facts, including statements which may be accompanied by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Actual results could differ materially from those described in these forward-looking statements due to certain factors, including uncertainty in clinical outcomes, potential delays in the regulatory approval process, changes in business, economic and competitive conditions, the availability of capital when needed, our dependence on third party manufacturers and researchers, regulatory reforms, uncertainties in litigation or investigative proceedings, and the availability of financing. These and other risks and uncertainties are detailed in Nephros Inc.’s reports filed with the U.S. Securities and Exchange Commission, including with respect to Nephros, its Annual Report on Form 10-K for the year ended December 31, 2017. Nephros, Inc. does not undertake any responsibility to update the forward-looking statements in this release.

Contact:

Investor Relations Contact:

Andy Astor

CFO, Nephros

andy@nephros.com

(201) 345-0824